EXHIBIT 10(b)(i)

EMPLOYMENT AGREEMENT BY AND BETWEEN THE COMPANY AND RICK JESKY DATED
OCTOBER 1, 1998 EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (the "Agreement"), effective as of the 1st day of October 1998, by and between OLERAMMA, INC., a Nevada corporation with its principal place of business located at 10801 E. Grove, Street, Apache Junction, AZ 85220 (hereinafter referred to as "Company" or "Employer") and Rick Jesky (hereinafter referred to as the "Employee"). The Company hereby employs the Employee and the Employee hereby accepts employment on the terms and conditions hereinafter set forth.

1. Term.

Subject to the provisions for termination hereinafter provided, the initial term of this Agreement shall commence on October 1, 1998 and terminate on September 30, 1999, and shall continue thereafter on a year to year basis unless terminated by the Company by delivery of written notice to the Employee not later than thirty (90) days prior to the date for termination as indicated in said notice.


2. Compensation and Performance Review
   (a) As a result of the Company's current limited available cash, the Employee agrees to receive no compensation until the company generates a profit, after all expenses.

   (b) Following the first anniversary of this Agreement (namely, on September 30, 1999, or as soon thereafter as practicable), and following each anniversary, if any, thereafter, the Company shall grant the Employee a performance and salary review for the purposes of gauging the performance of the Employee for the preceding year and adjusting the salary of the Employee hereunder looking to the results of such review and the Company's financial progress, among other things, as guides in such adjustments; provided, however, that the Company is generating a profit, after all expenses. If the Company is not generating a profit, no compensation will be paid to the Employee.

3. Duties.

Employee is engaged as the President, Chief Executive Officer, and Chief Financial Officer of the Company. In such capacities, Employee shall exercise detailed supervision over the operations of the Company subject, however, to control by the Board of Directors. The Employee shall perform all duties incident to the title of President, Chief Executive Officer, and Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors.

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4. Best Efforts of Employee.

The Employee shall devote his best efforts to the business of the Company and to all of the duties that may be required by the terms of this Agreement to the reasonable satisfaction of the Company. The Employee shall at all times faithfully, with diligence and to the best of his ability, experience and talents, perform all the duties that may be required of and from him pursuant to the express and implicit terms hereof to the reasonable satisfaction of the Company. Such services shall be rendered at such other place or places as the Company shall in good faith require or as the interest, needs, business or opportunity of the Company shall require. The Employee agrees not to engage in any employment or consulting work or any trade or business for his account or for or on behalf of any other person, firm or corporation, which would conflict with the operations of the Company's business, unless the Employee obtains prior written consent from the Board of Directors of the Company.

5. Working Facilities.

The Employee shall be furnished with all such facilities and services suitable to his position and adequate for the performance of his duties.

6. Expenses.

The Employee is authorized to incur reasonable expenses for promoting the business of the Company, including his out-of-pocket expenses for entertainment, travel and similar items. The Company shall reimburse the Employee for all such expenses on the presentation by the Employee, from time to time, of an itemized account of such expenditures in a ccordance with the guidelines set forth by the Internal Revenue Service for travel and entertainment.

7. Vacation.

The Employee shall be entitled each year to a vacation of a reasonable amount during which time his compensation shall be paid in full, that is, provided he is receiving compensation based on the profit he can generate for the Company.

8. Disability.

   (a) Should the Employee, by reason of illness or incapacity, be unable to perform his job for a period of up to and including a maximum of 3 months, the compensation payable to him for and during such period under this Agreement shall be unabated. The Board of Directors shall have the right to determine the incapacity of the Employee for the purposes of this provision, and any such determination shall be evidenced by its written opinion delivered to the Employee. Such written opinion shall specify with particularity the reasons supporting such opinion and be manually signed by at least a majority of the Board.

   (b) The Employee's compensation thereafter shall be reduced to zero. The Employee shall receive full compensation upon his return to employment and regular discharge of his full duties hereunder. Should the Employee be absent from his employment for whatever cause for a continuous period of more than 365 calendar days, the Company may terminate this Agreement and all obligations of the Company hereunder shall cease upon such termination.

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9. Termination.

   (a) The Company may terminate this Agreement with cause at any time under immediate notice to the Employee thereof, and such notice having been given, this Agreement shall terminate in accordance therewith. For the purpose of this section, "cause" shall be defined as meaning such conduct by the Employee which constitutes in fact and/or law a breach of fiduciary duty or felonious conduct having the effect, in the opinion of the Board of Directors, of materially adversely affecting the Company and/or its reputation.

   (b) The Company may terminate this Agreement without cause by giving 90 days written notice to the Employee, and such notice having been given, this Agreement shall terminate in accordance therewith.

   (c) The Employee may terminate this Agreement without cause by giving 90 days written notice to the Company, and such notice having been given, this Agreement shall terminate in accordance therewith.

   (d) In the event of termination herein, the Employee shall be entitled to receive compensation based upon his prorated salary, up and until the date of termination, provided the Company is generating a profit after expenses. After the date of termination, the Employee shall not be entitled to receive additional compensation of any kind or nature from the Employer and all benefit and incentive programs then in place shall terminate.

10. Confidentiality.

The Employee shall not divulge to others any information he may obtain during the course of his employment relating to the business of the Company without first obtaining written permission of the Company.

11. Notices.

All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to, in the case of the Company: Oleramma, Inc., 10801 E. Grove Street, Apache Junction, AZ 85220, and in the case of the Employee: Mr. Rick
Jesky, 10856 E. La Salle Street, Apache Junction, AZ  85220.

12. Assignment of Agreement.

No party may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent to such assignment or transfer by the other party hereto; and all the provisions of this Agreement shall be binding upon the respective employees, delegates, successors, heirs and assigns of the parties.

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13. Survival of Representations, Warranties and Covenants.

This Agreement and the representations, warranties, covenants and other agreements (however characterized or described) by both parties hereto and contained herein or made pursuant to the provisions hereof shall survive the execution and delivery of this Agreement and any inspection or investigation made at any time with respect to any thereof until any and all monies, payments, obligations and liabilities which either party hereto shall have made, incurred or become liable for pursuant to the terms of this Agreement shall have been paid in full.

14. Further Instruments.

The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonably necessary to carry the intent of this Agreement into full force and effect.

15. Severability.

If any provisions of this Agreement shall be held, declared or pronounced void, violable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

16. Waiver.

All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a br!each of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act of occurrence shall not be deemed to be a consent to any other act of occurrence.

17. General Provisions.

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Arizona. Except as otherwise expressly stated herein, time is of the essence in performing hereunder.
This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior a greements and understanding relating to the subject matter hereof, and this Agreement may not be modified or amended or any term of provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waive r of discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning thereof.
The Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


THE COMPANY:                         THE EMPLOYEE:
Oleramma, Inc.,                      Rick Jesky

/s/ Rick Jesky                       /s/ Rick Jesky
-----------------                    -----------------------
Rick Jesky, CEO                      Rick Jesky, Employee

Witnessed:

/s/ Linda Pike
-------------------
Linda Pike, Secretary

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